SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934



                        Date of Report: March 5, 1998
                      (Date of earliest event reported)



                             SANTA BARBARA BANCORP
            (Exact Name of Registrant as specified in its charter)

                                   California
                (State or other jurisdiction of incorporation)


          0-1113                              95-3673456
    (Commissioner File Number)     (IRS Employer Identification No.)

              1021 Anacapa Street, Santa Barbara, California 93101
                    (Address of principal executive offices)


                              (805) 564-6300
             (Registrant's telephone number, including area code)


                              Not Applicable
         (Former name or former address, if changed since last report)




                         No Exhibits or Exhibit Index

ITEM 5.       Other Events

              Stock Split

              Registrant's Board of Directors has approved a two-for-one (2:1) split of its outstanding shares of Common Stock and a corresponding increase in the authorized number of shares of Common Stock to 40,000,000 shares of Common Stock. The stock split will be effective for shareholders of record as of March 12, 1998 (the "Record Date"). The date on which the additional shares of Common Stock will be distributed as a result of the stock split will be April 16, 1998. As a result of such stock split, every share of Registrant's Common Stock outstanding on the Record Date will be converted into two (2) shares of its Common Stock; provided that no fractional shares will be issued. In lieu of issuing fractional shares, Registrant will pay to each shareholder who otherwise would have received a fractional share, cash in an amount equal to product obtained by multiplying the fractional share otherwise issuable to such shareholders by the mean between the closing bid price and the closing asked price per share as reported by NASDAQ as of April 15, 1998, or on the next most recent prior date on which trades of Registrant's Common Stock are reported by NASDAQ.

              Effect on Stock Option Plans

              Registrant has in effect two (2) stock option plans: its 1996 Directors Stock Option Plan and its Restricted Stock Option Plan. In addition, there are outstanding options that were granted by Registrant under its Directors Stock Option Plan and its 1983 Incentive Stock Option Plan, which options remain exercisable even though these plans have been terminated. As a consequence of the stock split, the number of shares of Common Stock of Registrant which have been reserved for issuance under Registrant's 1996 Directors Stock Option Plan has increased from 59,309 shares to 118,618 shares; under Registrant's Restricted Stock Option Plan has increased from 288,585 shares to 577,170 shares; and the total number of shares covered by outstanding options granted under all of Registrant's stock option plans has increased from 628,638 to 1,257,276 shares. Furthermore, as a result of the stock split, the option exercise price per-share for such outstanding options has been reduced proportionately.

              Effect on Employee Stock Ownership Plan

              Registrant also has an Employee Stock Ownership Plan ("ESOP"). Because of the stock split, the number of shares held in the ESOP has increased in proportion to the ratio of the split, from 730,740 shares to 1,461,480 shares, all of which shares have been allocated to individual participants' accounts under the ESOP. Similarly, the number of shares allocated under the ESOP to specific participants' accounts has increased in proportion to the ratio of the split.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SANTA BARBARA BANCORP,
                                    a California corporation


Date:                         By
                                       David W. Spainhour, President